Exhibit 4.1

SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)

*«Cert_No»*	*«Shares»* Shares

PRINCIPIA BIOPHARMA INC.

A Delaware Corporation

THIS CERTIFIES THAT «NAME» is the registered holder of «Written_Shares» («Shares») shares of Common Stock of PRINCIPIA BIOPHARMA INC., a Delaware corporation (the “Corporation”), transferable only on the books of the Corporation by the holder hereof, in person or by attorney upon surrender of this Certificate properly endorsed.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Corporation and upon holders thereof as established by the Certificate of Incorporation may be obtained by any stockholder upon request and without charge at the principal office of the Corporation, and the Corporation will furnish any stockholder, on request and without charge, a copy of such statement.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this «Day» day of «Month», «Year».

Secretary	President and CEO

FOR VALUE RECEIVED I DO HEREBY SELL, ASSIGN, AND TRANSFER UNTO                      SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                      AS ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

IN THE PRESENCE OF

(Witness)	(Stockholder)

(Stockholder)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT AND CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH VOTING AGREEMENT AND THE TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.